DayStar Technologies Announces Results of the 2009 Annual Meeting

Majority Approves All Company Proposals

Company Will Implement a 1-for-9 Reverse Stock Split

Santa Clara, CA, April 26, 2010 - DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, announced information today regarding its 2009 Annual Shareholder Meeting which was held on April 23, 2010.

The Company's shareholders elected six directors to a one year term: Peter Lacey, Magnus Ryde, Jonathan Fitzgerald, Richard Green, Kang Sun, and William Steckel. Additionally, the Company's shareholders approved a reverse stock split and the restructuring of certain cash loans from Mr. Lacey to the Company. Finally, the shareholders ratified the appointment of Hein and Associates as the Company's auditors for the fiscal year ended 2009. "We are greatly appreciative of our shareholders who participated in this adjourned meeting," said Peter Lacey, Chairman of the Board of Directors. "Your participation is crucial to the successful implementation of the compliance plan submitted to NASDAQ to maintain our NASDAQ listing."

The Company also announced that its Board of Directors has approved a 1-for-9 reverse split of its common stock, pursuant to previously obtained stockholder authorization at its 2009 Annual Meeting held on April 23, 2010. The Company expects to implement the stock split in the near future.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development, manufacturing and marketing of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar's business that are not historical facts may be considered "forward-looking statements." The forward-looking statements in this news release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Forward-looking statements are based on management's current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar's results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties are detailed in DayStar's annual report on Form 10-K for the year ended December 31, 2009 and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

DayStar Technologies, Inc.

A. Renée Sutton, Esq.

General Counsel

408/582.7100

investor@daystartech.com